Exhibit 99.1
Questcor Resubmits Supplemental New Drug Application to FDA for H.P. Acthar® Gel for Treatment of Infantile Spasms
UNION CITY, Calif., December 2, 2008 -— Questcor Pharmaceuticals, Inc. (Nasdaq: QCOR) announced that it has resubmitted to the US Food & Drug Administration (FDA) its supplemental New Drug Application (sNDA) seeking approval to market H.P. Acthar ® Gel (repository corticotrophin injection) for the treatment of infantile spasms.
In June 2006 Questcor submitted a sNDA to the FDA and in May 2007 the FDA determined the sNDA was not approvable in the form submitted in 2006. Subsequently, Questcor met with the FDA to review the company’s plans for resubmission.
“We have worked closely with the FDA for the past 18 months to gather and present necessary data to support the sNDA and we look forward to working with the FDA during the review process of our resubmission,” said Don M. Bailey, President and CEO of Questcor.
About Questcor
Questcor Pharmaceuticals, Inc. is a pharmaceutical company that markets two commercial products, H.P. Acthar(r) Gel (“Acthar”) and Doral(r). Acthar (repository corticotropin injection) is an injectable drug that is approved for the treatment of certain disorders with an inflammatory component, including the treatment of exacerbations associated with multiple sclerosis (“MS”) and to induce a diuresis or a remission of proteinuria in the nephrotic syndrome without uremia of the idiopathic type or that due to lupus erythamatosus. In addition, Acthar is not indicated for, but is used in treating patients with infantile spasms (“IS”), a rare form of refractory childhood epilepsy, and opsoclonus myoclonus syndrome, a rare autoimmune-related childhood neurological disorder. Doral is indicated for the treatment of insomnia characterized by difficulty in falling asleep, frequent nocturnal awakenings, and/or early morning awakenings. The Company is also developing QSC-001, a unique orally disintegrating tablet formulation of hydrocodone bitartrate and acetaminophen for the treatment of moderate to moderately severe pain. For more information, please visit www.questcor.com.
Note: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties and are subject to certain factors, which may cause Questcor’s results to differ from those reported herein. Factors that may cause such differences include, but are not limited to:

--	Questcor’s ability to continue to successfully implement its Acthar-centric business strategy;

--	the introduction of competitive products,

--	regulatory changes including possible outcomes relating to a July 2008 Congressional hearing regarding orphan drug pricing;

--	Questcor’s ability to accurately forecast the demand for its products;

--	the gross margin achieved from the sale of its products;

--	Questcor’s ability to estimate the quantity of Acthar used by government entities and Medicaid-eligible patients;

--	that the actual amount of rebates and discounts related to the use of Acthar by government entities and Medicaid-eligible patients may differ materially from Questcor’s estimates;

--	the expenses and other cash needs for upcoming periods;

--	the inventories carried by Questcor’s distributors, specialty pharmacies and hospitals,

--	volatility in Questcor’s monthly and quarterly Acthar shipments and end-user demand;

--	Questcor’s ability to obtain finished goods from its sole source contract manufacturers on a timely basis if at all;

--	Questcor’s ability to attract and retain key management personnel;

--	Questcor’s ability to utilize its net operating loss carry forwards to reduce income taxes on taxable income;

--	research and development risks, including risks associated with Questcor’s sNDA for IS, its preliminary work in the area of nephrotic syndrome and QSC-001;

--	uncertainties regarding Questcor’s intellectual property;

--	the uncertainty of receiving required regulatory approvals in a timely way, or at all;

--	uncertainties in the credit and capital markets and the impact a further deterioration of these markets could have on Questcor’s investment portfolio;

--	as well as the risks discussed in Questcor’s annual report on Form 10-K for the year ended December 31, 2007 and other documents filed with the Securities and Exchange Commission. The risk factors and other information contained in these documents should be considered in evaluating Questcor’s prospects and future financial performance.
Questcor undertakes no obligation to publicly release the result of any revisions to these forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
CONTACT INFORMATION:
Questcor Pharmaceuticals, Inc.
Don Bailey
510-400-0776
dbailey@Questcor.com

EVC Group, Inc.
Investors	Media
Doug Sherk	Steve DiMattia
415-896-6820	646-201-5445
Dahlia Bailey	Chris Gale
415-896-5862	646-201-5431